UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2012

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

On September 27, 2012, Cytori Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a contract with the U.S. Department of Health and Human Service’s Biomedical Advanced Research and Development Authority (BARDA) for the evaluation and development of Company’s cell therapy for the treatment of thermal burns combined with radiation injury.

The contract consists of a guaranteed base period and three optional segments that can be initiated solely at the discretion of BARDA. The Guaranteed Base Period evaluation study is designed to demonstrate proof of concept for use of the Company’s Celution System as a countermeasure for a combined injury involving thermal burn and radiation exposure. The base period study will last for two years for a cost plus fixed fee amount of approximately $4.7 million. The three contract options will extend the contract term to up to five years if all options are exercised. The options cover: (i) research and development, regulatory, clinical, and other tasks required for completion of a pilot clinical trial of the Celution System, for a cost plus fixed fee amount of up to $32.6 million; (ii) research and development, regulatory, and clinical activities necessary to achieve regulatory clearances to optimize a treatment for combined injury involving thermal burn and radiation exposure, at a cost plus fixed fee amount of up to $23.4 million and (iii) a pivotal clinical trial for FDA approval of the use of the Celution System for thermal burn injury, at a cost plus fixed fee amount of up to $45.5 million.

The total contract funding amount would be up to $106.2 million if all of the above options are exercised by the BARDA. The Company does not currently have any relationship with BARDA aside from this contract.

The foregoing is only a brief description of the material terms of the contract and does not purport to be a complete description of the rights and obligations of the parties there under. The foregoing description is qualified in its entirety by reference to Contract HHSO100201200008C dated September 27, 2012, which is filed as Exhibit 10.90 to this Current Report and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.90
Contract HHSO100201200008C dated September 27, 2012, by and between the Company and the U.S. Department of Health and Human Services Biomedical Advanced Research and Development Authority (portions of the exhibit have been omitted pursuant to a request for confidential treatment).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: October 3, 2012	By: /s/ Mark E. Saad
Mark E. Saad
Chief Financial Officer